As filed with the Securities and Exchange Commission on November 3, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Carter's, Inc.
 (Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3912933 (I.R.S. Employer Identification No.)

The Proscenium
1170 Peachtree Street NE, Suite 900
Atlanta, Georgia 30309
 (Address of principal executive offices, including zip code)

Amended and Restated Equity Incentive Plan
 (Full title of the plan)

Brendan M. Gibbons
Senior Vice President of Legal & Corporate Affairs, General Counsel, and Secretary
The Proscenium
1170 Peachtree Street NE, Suite 900
Atlanta, Georgia 30309
Telephone: (404) 745-2700
Facsimile: (404) 892-0968
 (Name, address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joel F. Freedman, Esq.
Ropes & Gray LLP
One International Place
Boston, MA 02110
Telephone: 617-951-7000
Facsimile: 617-951-7050

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer, accelerated filer, and smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

Large Accelerated Filer  (X)  Accelerated Filer  (  )  Non-Accelerated Filer  (  )  Smaller Reporting Company (  )

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common Stock, $0.01 par value per share	3,725,000 shares	$37.73	$140,544,250	$16,107

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement covers such additional number of shares of Carter’s common stock as may be issued pursuant to the Carter’s Amended and Restated Equity Incentive Plan, as a result of stock splits, stock dividends, or similar transactions.

(2)
The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) of the Securities Act of 1933, as amended, on the basis of the average high and low prices of the common stock, par value $0.01 per share, as reported on the New York Stock Exchange on November 2, 2011.

 EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Carter’s, Inc., a Delaware corporation (the “Company” or the “Registrant”), to register an additional 3,725,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the Registrant’s Amended and Restated Equity Incentive Plan, formerly known as the Amended and Restated 2003 Equity Incentive Plan  (the “Plan”).  The Company previously filed a Registration Statement on Form S-8 (File No. 333-168446) registering 565,000 shares of Common Stock under the Plan on July 30, 2010 (the “Prior Registration Statement”).

Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of the Prior Registration Statement, except with respect to Item 8.

 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1	Amended and Restated Equity Incentive Plan (previously filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A on April 5, 2011 and incorporated herein by reference).
4.2
Certificate of Incorporation of Carter's, Inc., as amended on May 12, 2006 (previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K on February 28, 2007 and incorporated herein by reference).

4.3	By-laws of Carter's, Inc. (previously filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-98679) and incorporated herein by reference).
5.1	Opinion of Ropes & Gray LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on November 3, 2011.

CARTER'S, INC.
By:	/s/ BRENDAN M. GIBBONS
Name: Brendan M. Gibbons Title: Senior Vice President of Legal & Corporate Affairs, General Counsel, and Secretary

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* * * *

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL D. CASEY	Chairman and Chief Executive Officer (Principal Executive Officer)	November 3, 2011
Michael D. Casey
/s/ RICHARD F. WESTENBERGER	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 3, 2011
Richard F. Westenberger
/s/ AMY WOODS BRINKLEY	Director	November 3, 2011
Amy Woods Brinkley
/s/ VANESSA J. CASTAGNA	Director	November 3, 2011
Vanessa J. Castagna
/s/ A. BRUCE CLEVERLY	Director	November 3, 2011
A. Bruce Cleverly
/s/ JEVIN S. EAGLE	Director	November 3, 2011
Jevin S. Eagle
/s/ PAUL FULTON	Director	November 3, 2011
Paul Fulton
/s/ WILLIAM J. MONTGORIS	Director	November 3, 2011
William J. Montgoris
/s/ DAVID PULVER	Director	November 3, 2011
David Pulver
/s/ JOHN R. WELCH	Director	November 3, 2011
John R. Welch
/s/ THOMAS E. WHIDDON	Director	November 3, 2011
Thomas E. Whiddon

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 EXHIBIT INDEX

4.1	Amended and Restated Equity Incentive Plan (previously filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A on April 5, 2011 and incorporated herein by reference).
4.2
Certificate of Incorporation of Carter's, Inc., as amended on May 12, 2006 (previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K on February 28, 2007 and incorporated herein by reference).

4.3	By-laws of Carter's, Inc. (previously filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-98679) and incorporated herein by reference).
5.1	Opinion of Ropes & Gray LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

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